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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference in this Post-Effective Amendment No. 32 to the Registration Statement (File No. 33-45671) and Amendment No. 34 to the Registration Statement (File No. 811-6557) of the STI Classic Funds (including the Classic Institutional Cash Management Money Market Fund and Classic Institutional U.S. Government Securities Money Market Fund) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 respectively, to our Firm under the caption "Financial Highlights" in the Prospectus.


/s/ PricewaterhouseCoopers LLP


2400 Eleven Penn Center
Philadelphia, Pennsylvania
September 24, 1999